EXHIBIT 4.3

RATIONAL SOFTWARE CORPORATION

RESTRICTED STOCK AGREEMENT FOR KEY EMPLOYEES

RECITALS

A. The Company (as defined below) has entered into an Agreement and Plan of Reorganization by and among the Company, Cub Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of the Company, NeuVis, Inc., a Delaware corporation ("NeuVis") and certain other parties (the "Merger Agreement"), which is hereby incorporated by reference, whereby Cub Acquisition Corporation will be merged with and into NeuVis (the "Merger") and NeuVis shall become a wholly-owned subsidiary of the Company pursuant to the Merger Agreement.

B. In connection with the Merger, the Company and Grantee (as defined below) entered into an employment agreement dated July __, 2002 (the "Employment Agreement"), which is hereby incorporated by reference, whereby Grantee was to be granted shares of Common Stock of the Company, subject to certain restrictions as provided for in the Merger Agreement, the Employment Agreement and as set forth herein.

NOW THEREFORE, in consideration of the foregoing and the respective undertakings of the Company and Grantee set forth below, the Company and Grantee agree as follows:

  NOTICE OF GRANT OF RESTRICTED STOCK

  Name:

  Address:

  Grantee has been granted Shares of Restricted Stock, subject to the terms and conditions of this Agreement, as follows:

  Date of Grant:

Number:

Exercise Price Per Share:       N/A

Total Number of Shares of Restricted Stock:

  AGREEMENT

    Definitions. Unless otherwise noted, capitalized terms used but not otherwise defined in this Agreement shall have the meanings ascribed to them in the Merger Agreement.

      "Agreement" means this Restricted Stock Agreement between the Company and Grantee evidencing the terms and conditions of this grant of Restricted Stock.

      "Applicable Laws" means the requirements relating to the administration of restricted stock under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any other country or jurisdiction that may apply to this grant of Restricted Stock.

      "Board" means the Board of Directors of the Company.

      "Cause" shall have the meaning ascribed to such term in the Employment Agreement.

      "Code" means the Internal Revenue Code of 1986, as amended.

      "Common Stock" means the Common Stock of the Company.

      "Company" means Rational Software Corporation, a Delaware corporation.

      "Consultant" means any person who is engaged by the Company or any Parent or Subsidiary to render consulting or advisory services to such entity.

      "Director" means a member of the Board.

      "Employee" means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      "Good Reason" shall have the meaning ascribed to such term in the Employment Agreement.

      "Grantee" means the person named in the Notice of Grant or such person's successor.

      "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

      "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

      "Restricted Stock" means the Shares granted to Grantee that are subject to restrictions described in this Agreement, the Merger Agreement and the Employment Agreement.

      "Service Provider" means an Employee, Director or Consultant.

      "Share" means a share of the Common Stock.

      "Subsidiary" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

    Grant of Stock. The Company hereby grants Grantee the number of Shares of Restricted Stock set forth in the Notice of Grant of Restricted Stock, subject to the terms and conditions of this Agreement.

    Forfeiture Right. Except as provided in Section 4, in the event Grantee ceases to be a Service Provider, all Shares of Restricted Stock shall be automatically forfeited to the Company and the Company shall pay no consideration (and Grantee shall receive no consideration) for such Restricted Stock (the "Forfeiture Right"). On such date, the Company shall become the legal and beneficial owner of the Restricted Stock and all rights and interests therein or relating thereto, and the Company shall have the right to retain and transfer to its own name the number of Shares of Restricted Stock being forfeited to the Company.

    Release of Shares From Forfeiture Right.

      The Forfeiture Right will lapse as to 50% of the Shares of Restricted Stock on the first anniversary of the Effective Time, and shall lapse as to 1/12th of the remaining 50% of the Shares of Restricted Stock each month thereafter, subject to Grantee's continuous status as a Service Provider on each such date. Notwithstanding the foregoing, in the event Grantee's status as a Service Provider is terminated (i) by the Company other than for Cause (as defined in the Employment Agreement) and Grantee signs and does not revoke a standard release of claims with the Company, (ii) by Grantee for Good Reason (as defined in the Employment Agreement) and Grantee signs and does not revoke a standard release of claims with the Company, or (iii) as a result of Grantee's death or Disability (as defined in the Employment Agreement), then, subject to Section 9 of the Employment Agreement, within 30 days of such termination, Grantee shall be entitled to receive the number of Shares of Restricted Stock that would have otherwise vested on the first anniversary of the Effective Time, less such Shares of Restricted Stock as shall be subject to the indemnification provisions of the Merger Agreement.

      Notwithstanding anything to the contrary in this Agreement, in the event any of the Indemnified Parties incurs a Loss or Losses as set forth in Article VIII of the Merger Agreement, up to 50% of the Shares of Restricted Stock shall be available as a source of indemnification pursuant to the indemnification provisions set forth in the Merger Agreement. In the event any Shares of Restricted Stock are used to satisfy the indemnification obligations of Grantee under the Merger Agreement, such Shares of Restricted Stock shall be returned to the Company for cancellation and the Forfeiture Right shall lapse as to the number of Shares of Restricted Stock so used to satisfy such obligations.

      The Shares of Restricted Stock that have been released from the Company's Forfeiture Right shall be delivered to Grantee at Grantee's request, subject to the provisions of the Joint Escrow Instructions referred to in Section 6.

    Restriction on Transfer. Except for the escrow described in Section 6 or transfer of the Shares of Restricted Stock to the Company contemplated by this Agreement, none of the Shares of Restricted Stock or any beneficial interest therein shall be transferred, encumbered or otherwise disposed of in any way until the release of such Shares of Restricted Stock from the Company's Forfeiture Right in accordance with the provisions of this Agreement, other than by will or the laws of descent and distribution.

    Escrow of Shares.

      To ensure the availability for delivery of the Restricted Stock due to the Company's Forfeiture Right, on behalf of Grantee the Company shall, upon execution of this Agreement, deliver and deposit with an escrow holder designated by the Company (the "Escrow Holder") the share certificates representing the Restricted Stock, together with the Assignment Separate from Certificate (the "Stock Assignment") duly endorsed by Grantee in blank, attached hereto as Exhibit A- 1. The Restricted Stock and Stock Assignment shall be held by the Escrow Holder, pursuant to the Joint Escrow Instructions of the Company and Grantee attached as Exhibit A-2 hereto, until the later of (i) the date the Company's Forfeiture Right lapses, or (ii) the termination of the Escrow Period.

      The Escrow Holder shall not be liable for any act it may do or omit to do with respect to holding the Restricted Stock in escrow and while acting in good faith and in the exercise of its judgment.

      Upon the occurrence of an event triggering the Company's Forfeiture Right, the Escrow Holder, upon receipt of written notice of such event, shall take all steps necessary to accomplish the transfer of the unvested Shares of Restricted Stock to the Company.

      When the Company's Forfeiture Right is triggered or upon the lapse of such Forfeiture Right, upon the Company's or Grantee's request, as the case may be, the Escrow Holder shall promptly cause a new certificate to be issued for such released Shares of Restricted Stock and shall deliver such certificate to the Company or Grantee, as the case may be.

      Subject to the terms hereof, Grantee shall have all the rights of a stockholder with respect to such Shares of Restricted Stock while they are held in escrow, including without limitation, the right to vote the Shares of Restricted Stock and receive any cash dividends declared thereon. If, from time to time during the term the Restricted Stock is subject to the Company's Forfeiture Right, there is (i) any stock dividend, stock split or other change in the Shares, or (ii) any merger or sale of all or substantially all of the assets or other acquisition of the Company, any and all new, substituted or additional securities to which Grantee is entitled by reason of Grantee's ownership of the Shares of Restricted Stock shall be immediately subject to this escrow, deposited with the Escrow Holder and included thereafter as "Restricted Stock" for purposes of this Agreement and the Company's Forfeiture Right.

    Legends. The share certificate evidencing the Shares, if any, issued hereunder shall be endorsed with the following legend (in addition to any legend required under applicable state securities laws):

    THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS UPON TRANSFER AND FORFEITURE RIGHTS AS SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

    Withholding Taxes. Grantee agrees to make appropriate arrangements with the Company (or the Parent or Subsidiary employing or retaining Grantee) for the satisfaction of all Federal, state, local and foreign income and employment tax withholding requirements applicable to this grant. Grantee acknowledges and agrees that the Company may refuse to honor the grant and refuse to deliver Shares if such withholding amounts are not delivered at the time of grant or as such amounts become due and owing.

    Other Tax Matters. Grantee understands that, unless he makes an election to be taxed currently, under Section 83 of the Code of 1986 and the rules and regulations promulgated thereunder (see the Form of Election under Section 83(b) of the Internal Revenue Code of 1986 attached hereto as Exhibit A-3), the difference between the price paid, if any, for the Shares of Restricted Stock and their fair market value on the date on which any forfeiture restrictions applicable to such shares lapse will be reportable as ordinary income at that time. THE FOREGOING IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. GRANTEE SHOULD CONSULT A TAX ADVISER BEFORE RECEIVING OR DISPOSING OF THE SHARES OF RESTRICTED STOCK. GRANTEE ACKNOWLEDGES THAT HE IS NOT RELYING ON THE COMPANY FOR ANY TAX ADVICE.

    No Guarantee of Continued Service. GRANTEE ACKNOWLEDGES AND AGREES THAT THE RELEASE OF SHARES FROM THE FORFEITURE RIGHT OF THE COMPANY IS EARNED ONLY BY CONTINUING SERVICE AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY (NOT THROUGH THE ACT OF BEING HIRED OR RECEIVING SHARES HEREUNDER). GRANTEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE WITH GRANTEE'S RIGHT OR THE COMPANY'S RIGHT TO TERMINATE GRANTEE'S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

    Disclosure of Grantee Information. By accepting this grant of Shares of Restricted Stock, Grantee consents to the collection, use and transfer of personal data as described in this Section 11. Grantee understands that the Company and its affiliates hold certain personal information about him or her, including his or her name, home address and telephone number, date of birth, social security or identity number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all stock options or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in his or her favor, for the purpose of managing and administering the grant and the Restricted Stock ("Data"). Grantee further understands that the Company and/or its affiliates will transfer Data amongst themselves as necessary for the purpose of implementation, administration and management of his or her Shares of Restricted Stock, and that the Company and/or any of its affiliates may each further transfer Data to any third parties assisting the Company in the implementation, administration and management of the Shares of Restricted Stock. Grantee understands that these recipients may be located in the United States, Europe, Asia or elsewhere. Grantee authorizes the Company to receive, possess, use, retain and transfer the Data in electronic or other form, for the purposes of implementing, administering and managing his or her Shares of Restricted Stock, including any requisite transfer to a broker or other third party with whom he or she may elect to deposit any Shares of such Data as may be required for the administration of the Shares of Restricted Stock and/or the subsequent holding of Shares on his or her behalf. Grantee understands that he or she may, at any time, view the Data, require any necessary amendments to the Data or withdraw the consent herein in writing by contacting the human resources department and/or the stock option administrator for his or her employer. Grantee agrees that the provisions of this Section 11 shall apply to all options, stock and restricted stock previously granted to you either by NeuVis, or any company previously acquired by the Company.

    Notices. Any notice, demand or request required or permitted to be given by either the Company or Grantee pursuant to the terms of this Agreement shall be in writing and shall be deemed given when delivered personally or deposited in the U.S. mail, First Class with postage prepaid, and addressed to the parties at the addresses of the parties set forth at the end of this Agreement or such other address as a party may request by notifying the other in writing.

    Any notice to the Escrow Holder shall be sent to the Company's address with a copy to the other party not sending the notice.

    No Waiver. Either party's failure to enforce any provision or provisions of this Agreement shall not in any way be construed as a waiver of any such provision or provisions, nor prevent that party from thereafter enforcing each and every other provision of this Agreement. The rights granted both parties herein are cumulative and shall not constitute a waiver of either party's right to assert all other legal remedies available to it under the circumstances.

    Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon Grantee and his or her heirs, executors, administrators, successors and assigns.

    Interpretation. Any dispute regarding the interpretation of this Agreement shall be resolved by arbitration pursuant to the provisions of Section 13 of the Employment Agreement.

    Governing Law; Severability. This Agreement is governed by the internal substantive laws but not the choice of law rules, of Connecticut.

    Entire Agreement. This Agreement (together with the Merger Agreement and the Employment Agreement) constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Grantee with respect to the subject matter hereof, and may not be modified adversely to Grantee's interest except by means of a writing signed by the Company and Grantee.

By Grantee's signature below, Grantee hereby accepts this Agreement subject to all of the terms and provisions hereof. Grantee has reviewed this Agreement in its entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of this Agreement. Grantee agrees to accept as binding, conclusive and final all decisions or interpretations of the Board upon any questions arising under this Agreement. Grantee further agrees to notify the Company upon any change in the residence indicated in the Notice of Grant of Restricted Stock.

GRANTEE                                        RATIONAL SOFTWARE CORPORATION

______________________________                 By:    ________________________
Signature

______________________________                 Title: ________________________
Print Name

EXHIBIT A-1

ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED I, __________________________, hereby sell, assign and transfer unto RATIONAL SOFTWARE CORPORATION __________ shares of the Common Stock of RATIONAL SOFTWARE CORPORATION standing in my name of the books of said corporation represented by Certificate No. _____ herewith and do hereby irrevocably constitute and appoint ______________________________ to transfer the said stock on the books of the within named corporation with full power of substitution in the premises.

This Stock Assignment may be used only in accordance with the Restricted Stock Agreement between RATIONAL SOFTWARE CORPORATION and the undersigned dated ______________, ____.

Dated: _______________, _____             Signature:______________________________

INSTRUCTIONS: Please do not fill in any blanks other than the signature line. The purpose of this assignment is to enable RATIONAL SOFTWARE CORPORATION to receive its shares in the event RATIONAL SOFTWARE CORPORATION's Forfeiture Right is triggered as set forth in the Restricted Stock Agreement, without requiring additional signatures on the part of Grantee.

EXHIBIT A-2

JOINT ESCROW INSTRUCTIONS

____________________, __

Corporate Secretary
RATIONAL SOFTWARE CORPORATION
18880 Homestead Road
Cupertino, CA 95014

Dear ______________________:

As Escrow Agent for both RATIONAL SOFTWARE CORPORATION (the "Company") and the undersigned Grantee of stock of the Company (the "Grantee"), you are hereby authorized and directed to hold the documents delivered to you pursuant to the terms of that certain Restricted Stock Agreement ("Agreement") between the Company and the undersigned, in accordance with the following instructions:

    In the event the Company's Forfeiture Right (as defined in the Agreement) is triggered, the Company shall give to Grantee and you a written notice of such. Grantee and the Company hereby irrevocably authorize and direct you to close the transaction contemplated by such notice in accordance with the terms of said notice.

    At the closing, you are directed (a) to date the stock assignments necessary for the transfer in question, (b) to fill in the number of shares being transferred, and (c) to deliver same, together with the certificate evidencing the shares of stock to be transferred to the Company or its assignee.

    Grantee irrevocably authorizes the Company to deposit with you any certificates evidencing shares of stock to be held by you hereunder and any additions and substitutions to said shares as defined in the Agreement. Grantee does hereby irrevocably constitute and appoint you as Grantee's attorney-in-fact and agent for the term of this escrow to execute with respect to such securities all documents necessary or appropriate to make such securities negotiable and to complete any transaction herein contemplated, including but not limited to the filing with any applicable state blue sky authority of any required applications for consent to, or notice of transfer of, the securities. Subject to the provisions of this paragraph 3, Grantee shall exercise all rights and privileges of a stockholder of the Company while the stock is held by you.

    Upon written request of Grantee, unless (i) there has been an event triggering the Company's Forfeiture Right , or (ii) if any of the Indemnified Parties incurs a Loss or Losses as set forth in Article VIII of the Merger Agreement (as defined in the Agreement) and any of the shares held pursuant to this escrow arrangement are available for such indemnification and are needed to satisfy any such Indemnified Party, you will deliver to Grantee a certificate or certificates representing so many shares of stock as are not then subject to the Forfeiture Right. Within thirty (30) days after cessation of Grantee's continuous status as a Service Provider (as defined in the Agreement), you will deliver to Grantee a certificate or certificates representing the aggregate number of shares held or issued pursuant to the Agreement and not forfeited to the Company or its assignees.

    If at the time of termination of this escrow you should have in your possession any documents, securities, or other property belonging to Grantee, you shall deliver all of the same to Grantee and shall be discharged of all further obligations hereunder.

    Your duties hereunder may be altered, amended, modified or revoked only by a writing signed by all of the parties hereto.

    You shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by you to be genuine and to have been signed or presented by the proper party or parties. You shall not be personally liable for any act you may do or omit to do hereunder as Escrow Agent or as attorney-in-fact for Grantee while acting in good faith, and any act done or omitted by you pursuant to the advice of your own attorneys shall be conclusive evidence of such good faith.

    You are hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law and are hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case you obey or comply with any such order, judgment or decree, you shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

    You shall not be liable in any respect on account of the identity, authorities or rights of the parties executing or delivering or purporting to execute or deliver the Agreement or any documents or papers deposited or called for hereunder.

    You shall not be liable for the outlawing of any rights under the Statute of Limitations with respect to these Joint Escrow Instructions or any documents deposited with you.

    You shall be entitled to employ such legal counsel and other experts as you may deem necessary properly to advise you in connection with your obligations hereunder, may rely upon the advice of such counsel, and may pay such counsel reasonable compensation therefor.

    Your responsibilities as Escrow Agent hereunder shall terminate if you shall cease to be an officer or agent of the Company or if you shall resign by written notice to each party. In the event of any such termination, the Company shall appoint a successor Escrow Agent.

    If you reasonably require other or further instruments in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

    It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the securities held by you hereunder, you are authorized and directed to retain in your possession without liability to anyone all or any part of said securities until such disputes shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but you shall be under no duty whatsoever to institute or defend any such proceedings.

    Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or one day after deposit with an international overnight mail carrier (e.g., Federal Express), addressed to each of the other parties thereunto entitled at the following addresses or at such other addresses as a party may designate by ten (10) days' advance written notice to each of the other parties hereto.

              COMPANY:            RATIONAL SOFTWARE CORPORATION
                              18880 Homestead Road
                              Cupertino, CA 95014
                              Attn: Chief Financial Officer
                              Telephone No.: (408) 863-9900
                              Facsimile No.: (408) 863-4120

          GRANTEE:             ____________________________

                               ____________________________

                               ____________________________

          ESCROW AGENT:       Corporate Secretary
                              RATIONAL SOFTWARE CORPORATION
                              18880 Homestead Road
                              Cupertino, CA 95014
                              Telephone No.: (408) 863-9900
                              Facsimile No.: (408) 863-4120

    By signing these Joint Escrow Instructions, you become a party hereto only for the purpose of said Joint Escrow Instructions; you do not become a party to the Agreement.

    This instrument shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns.

    The Agreement is incorporated herein by reference. These Joint Escrow Instructions and the Agreement (including the exhibits referenced therein) constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Escrow Agent, Grantee and the Company with respect to the subject matter hereof, and may not be modified except by means of a writing signed by the Escrow Agent, Grantee and the Company.

    These Joint Escrow Instructions shall be governed by, and construed and enforced in accordance with, the laws of the State of California.

                                      Very truly yours,

                                      RATIONAL SOFTWARE CORPORATION

                                      By: ____________________________

                                      Title: _________________________

                                      GRANTEE:

                                      ________________________________
                                      (Signature)

                                      ________________________________
                                      (Typed or Printed Name)

ESCROW AGENT:

____________________________________
Corporate Secretary

EXHIBIT A-3

ELECTION UNDER SECTION 83(b)

OF THE INTERNAL REVENUE CODE OF 1986

The undersigned taxpayer hereby elects, pursuant to the above-referenced Internal Revenue Code of 1986, as amended, to include in taxpayer's gross income for the current taxable year, the amount of any compensation taxable to taxpayer in connection with his receipt of the property described below:

1. The name, address, taxpayer identification number and taxable year of the undersigned are as follows:

NAME:                                           TAXPAYER:                                  SPOUSE:

ADDRESS:

IDENTIFICATION NO.:                             TAXPAYER:                                  SPOUSE:

TAXABLE YEAR:

2. The property with respect to which the election is made is described as follows:           shares (the "Shares") of the Common Stock of Rational Software Corporation (the "Company").

3. The date on which the property was transferred is:              , ____.

4. The property is subject to the following restrictions:

The Shares may be repurchased by the Company, or its assignee, on certain events. This right lapses with regard to a portion of the Shares based on the continued performance of services by the taxpayer over time.

5. The fair market value at the time of transfer, determined without regard to any restriction other than a restriction which by its terms will never lapse, of such property is:

$_______________

6. The amount (if any) paid for such property is:

$_______________

The undersigned has submitted a copy of this statement to the person for whom the services were performed in connection with the undersigned's receipt of the above-described property. The transferee of such property is the person performing the services in connection with the transfer of said property.

The undersigned understands that the foregoing election may not be revoked except with the consent of the Commissioner.

Dated: ___________, _____           __________________________________

                                    ___________________ , Taxpayer

The undersigned spouse of taxpayer joins in this election.

Dated: ___________, _____           __________________________________
                                    Spouse of Taxpayer